Exhibit 99.1

NewsRelease
DYNAMICS RESEARCH CORPORATION

60 FRONTAGE ROAD, ANDOVER, MASSACHUSETTS 01810-5423                                    TEL. 978/289-1500                                        www.drc.com

DYNAMICS RESEARCH CORPORATION
REPORTS FOURTH QUARTER AND YEAR-END 2008 RESULTS

--- Double-Digit Revenue and Earnings Growth Projected for 2009 ---

Andover, Mass. - March 2, 2009 - Dynamics Research Corporation (Nasdaq: DRCO), a leading provider of innovative management consulting, engineering, technical and information technology services and solutions to federal and state governments, today announced operating results for the fourth quarter and year ended December 31, 2008.

Financial Results

The Company reported revenue of $67.6 million for the fourth quarter of 2008 as compared with $56.5 million for the same period in 2007.  Reported revenue rose 20 percent on a year-over-year basis, including organic revenue growth of 6.7 percent.  Net income for the fourth quarter of 2008 was $2.6 million, or $0.27 per diluted share, up from $2.5 million, or $0.26 per diluted share, for the fourth quarter of 2007.

For the year ended December 31, 2008 revenue was $242.8 million compared with $229.6 million for 2007.  The net loss for the year ended December 31, 2008 was $1.3 million, or $0.13 per diluted share, which included an after-tax provision for litigation totaling $9.1 million, or $0.93 per diluted share, net of $5.8 million in expected tax benefits related to the provision.  Excluding the litigation provisions in 2008 and 2007, net income would have been $7.8 million, or $0.80 per diluted share, for the year ended December 31, 2008, compared with $7.2 million, or $0.75 per diluted share, for 2007.

Business Highlights

“We are pleased with this quarter’s financial result’s and continue to see an increasing percentage of revenues coming from our targeted, higher-margin growth markets.  The positive effects of this fundamental change in our business base are clearly evident in our financial results,” said Jim Regan, DRC’s chairman and chief executive officer.  “In the quarter just ended internally generated revenue growth was up 350 basis points over the prior year period, while the Company’s direct margin remained strong at 42.3 percent and operating margin reached 7.6 percent.  For the full year 2008 the book-to-bill ratio was 1.1 to 1; our operating margin was 5.9 percent, up 40 basis points over 2007; and DRC generated $20 million of earnings before interest, taxes, depreciation, amortization and the litigation provision.”

“Having just completed our tenth consecutive quarter of improving operating performance and with strong backlog”, Regan continued “DRC remains on track for solid organic revenue growth and margin expansion in 2009.”

On August 1, 2008 the Company acquired Kadix Systems, LLC.  At the acquisition date, the annualized Kadix revenue base was in excess of $40 million.  Kadix, a rapidly growing high-end management consulting firm, maintains practice specialties in organizational change, human capital, information technology, public and environmental health and learning and organization development and is focused on the U.S. Department of Homeland Security (DHS), Marine Corps information technology, military medical health, and federal civilian markets.

Company Guidance

As previously announced, the Company’s estimate for revenue for 2009 is in the range of $280 to $290 million.  Regarding earnings for 2009 the Company anticipates results to be in the range of $0.90 to $1.00 per diluted share.  For the first quarter of 2009 the Company anticipates revenue in the range of $66 to $68 million and earnings per diluted share of $0.15 to $0.17.

Conference Call

The Company will conduct a fourth quarter and year-end 2008 conference call today, March 2, 2009 at 10:00 a.m. ET.  The call will be available via telephone at (877) 856-1958, and accessible via Web cast at www.drc.com.  Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at (888) 203-1112, passcode #6218438, beginning at 1:00 p.m. ET March 2, 2009 through 11:59 p.m. ET March 9, 2009.

About Dynamics Research Corporation

Dynamics Research Corporation (DRC) is a leading provider of mission-critical technology management services and solutions for government programs.  DRC offers the capabilities of a large company and the responsiveness of a small company, backed by a history of excellence and customer satisfaction.  Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts and the Washington, D.C. area.  For more information please visit our website at www.drc.com.

Safe Harbor

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the Company's financial results, please refer to DRC's most recent filings with the SEC. The Company assumes no obligation to update any forward-looking information.

The non-GAAP measures used by the Company exclude the provision for litigation charges and related effect for income taxes.  The required reconciliations and other disclosures for the non-GAAP measures used by the Company are set forth later in this press release and/or the Current Report on Form 8-K to be filed with the SEC on March 2, 2009.

CONTACTS:	Investors:	Chris Witty	Media:	Marisa Hagerman,
		Darrow Associates, Inc.		Sage Communications
		646.438.9385		703.584.5637
		cwitty@darrowir.com		marisah@aboutsage.com

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	December 31,
	2008	2007
Contract revenue	$66,015	$54,554
Product sales	1,547	1,905
Total revenue	67,562	56,459

Cost of contract revenue	53,735	45,315
Cost of product sales	1,589	1,394
Total cost of revenue	55,324	46,709

Gross profit on contract revenue	12,280	9,239
Gross profit (loss) on product sales	(42)	511
Total gross profit	12,238	9,750

Selling, general and administrative expenses	6,219	5,203
Amortization of intangible assets	883	651
Operating income	5,136	3,896
Interest expense, net	(718)	(239)
Other income	(172)	249
Income before provision for income taxes	4,246	3,906
Provision for income taxes	1,642	1,360
Net income	$2,604	$2,546

Earnings per common share
Basic	$0.27	$0.27
Diluted	$0.27	$0.26

Weighted average shares outstanding
Basic	9,553,546	9,390,205
Diluted	9,638,969	9,717,968

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Twelve Months Ended
	December 31,
	2008	2007
Contract revenue	$236,796	$224,676
Product sales	6,028	4,901
Total revenue	242,824	229,577

Cost of contract revenue	197,802	187,516
Cost of product sales	5,858	4,954
Total cost of revenue	203,660	192,470

Gross profit on contract revenue	38,994	37,160
Gross profit (loss) on product sales	170	(53)
Total gross profit	39,164	37,107

Selling, general and administrative expenses	22,296	21,826
Provision for litigation	14,819	181
Amortization of intangible assets	2,620	2,602
Operating income (loss)	(571)	12,498
Interest expense, net	(1,423)	(1,541)
Other income	35	827
Income (loss) before provision (benefit) for income taxes	(1,959)	11,784
Provision (benefit) for income taxes	(704)	4,682
Net income (loss)	$(1,255)	$7,102

Earnings (loss) per common share
Basic	$(0.13)	$0.76
Diluted	$(0.13)	$0.74

Weighted average shares outstanding
Basic	9,493,495	9,326,907
Diluted	9,493,495	9,649,897

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	December 31,	December 31,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$7,111	$2,006
Contract receivables, net	71,438	63,570
Prepaid expenses and other current assets	2,491	2,508
Total current assets	81,040	68,084
Noncurrent assets
Property and equipment, net	9,349	10,182
Goodwill	97,641	63,055
Intangible assets, net	7,379	3,069
Deferred tax asset	10,396	1,484
Other noncurrent assets	3,125	4,079
Total noncurrent assets	127,890	81,869
Total assets	$208,930	$149,953
Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$8,000	$-
Accounts payable	18,095	12,163
Accrued compensation and employee benefits	13,644	13,409
Deferred taxes	2,670	8,486
Other accrued expenses	24,760	3,078
Total current liabilities	67,169	37,136
Long-term liabilities
Long-term debt	30,000	7,737
Other long-term liabilities	30,286	8,576
Total stockholders' equity	81,475	96,504
Total liabilities and stockholders' equity	$208,930	$149,953

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
National defense and intelligence agencies	$38,830	$44,236	$156,812	$179,067
Federal civilian agencies	9,874	6,020	32,899	27,457
Homeland security	10,226	1,350	19,280	3,870
State and local government agencies	6,976	2,765	25,800	13,602
Other	109	183	2,005	680
	$66,015	$54,554	$236,796	$224,676

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Time and materials	45%	58%	49%	57%
Cost reimbursable	16	21	18	22
Fixed price, including service-type contracts	39	21	33	21
	100%	100%	100%	100%

Prime contract	69%	59%	63%	56%
Sub-contract	31	41	37	44
	100%	100%	100%	100%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net cash provided by (used in) operating activities	$(2,663)	$6,172	$17,398	$2,945
Capital expenditures	$501	$603	$2,010	$1,788
Depreciation	$961	$787	$3,148	$3,081
Bookings	$68,371	$74,322	$270,126	$253,146

	December 31,	December 31,
	2008	2007
Funded backlog	$149,201	$116,471
Employees	1,503	1,414

ATTACHMENT V

DYNAMICS RESEARCH CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Twelve Months Ended
	December 31,
	2008	2007
Contract revenue	$236,796	$224,676
Product sales	6,028	4,901
Total revenue	242,824	229,577

Cost of contract revenue	197,802	187,516
Cost of product sales	5,858	4,954
Total cost of revenue	203,660	192,470

Gross profit on contract revenue	38,994	37,160
Gross profit (loss) on product sales	170	(53)
Total gross profit	39,164	37,107

Selling, general and administrative expenses	22,296	21,826
Provision for litigation	-	-
Amortization of intangible assets	2,620	2,602
Non-GAAP operating income	14,248	12,679
Interest expense, net	(1,423)	(1,541)
Other income, net	35	827
Non-GAAP income before provision for income taxes	12,860	11,965
Non-GAAP provision for income taxes	5,053	4,754
Non-GAAP net income	$7,807	$7,211

Earnings per common share
Basic	$0.82	$0.77
Diluted	$0.80	$0.75

Weighted average shares outstanding
Basic	9,493,495	9,326,907
Diluted	9,704,789	9,649,897

ATTACHMENT VI

DYNAMICS RESEARCH CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (unaudited)
(in thousands, except share and per share data)

	Twelve Months Ended
	December 31,
	2008	2007
GAAP operating income (loss)	$(571)	$12,498
Provision for litigation	14,819	181
Non-GAAP operating income	$14,248	$12,679

GAAP income (loss) before provision for income taxes	$(1,959)	$11,784
Provision for litigation	14,819	181
Non-GAAP income before provision for income taxes	$12,860	$11,965

GAAP provision (benefit) for income taxes	$(704)	$4,682
Tax benefit for provision for litigation	5,757	72
Non-GAAP provision for income taxes	$5,053	$4,754

GAAP net income (loss)	$(1,255)	$7,102
Provision for litigation, net of tax benefit	9,062	109
Non-GAAP net income	$7,807	$7,211

Earnings (loss) per common share
GAAP Basic	$(0.13)	$0.76
Per share effect of provision for litigation	0.95	0.01
Non-GAAP Basic	$0.82	$0.77

GAAP Diluted	$(0.13)	$0.74
Per share effect of provision for litigation	0.93	0.01
Non-GAAP Diluted	$0.80	$0.75

Weighted average shares outstanding
Basic (GAAP diluted for 2008)	9,493,495	9,326,907
Diluted (Non-GAAP for 2008)	9,704,789	9,649,897